Exhibit 99.2

Earnings Presentation Quarter Ended September 30, 2026 WhiteHorse Finance, Inc. NASDAQ: WHF (Common Stock) NASDAQ: WHFCL (7.875% Notes due 2028)

1 References in this presentation to “WHF”, “WhiteHorse Finance”, “we”, “us”, “our” and “the Company” refer to WhiteHorse Finance, Inc. This presentation and the information and views included herein do not constitute investment advice, or a recommendation or an offer to enter into any transaction with the Company or any of its affiliates. Investors are advised to consider carefully the Company’s investment objectives, risks, charges and expenses before investing in the Company’s securities. Our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, which have been filed with the Securities and Exchange Commission (“SEC”), contain this and other information about the Company and should be read carefully before investing in the Company’s securities. The information in this presentation is not complete and may be changed. This presentation is not an offer to sell the Company’s securities and is not soliciting an offer to buy the Company’s securities in any jurisdiction where such offer or sale is not permitted. A shelf registration statement relating to the Company’s securities is on file with the SEC. A public offering of the Company’s securities may be made only by means of a prospectus and a related prospectus supplement, copies of which may be obtained by writing the Company at 1450 Brickell Avenue, 31st Floor, Miami, FL 33131, Attention: Investor Relations, or by calling (305) 381-6999; copies may also be obtained by visiting EDGAR on the SEC’s website at http://www.sec.gov. Forward-Looking Statements Some of the statements in this presentation constitute forward-looking statements, which relate to future events or the Company’s future performance or financial condition. The forward-looking statements contained in this presentation involve risks and uncertainties, including statements as to: the Company’s future operating results; changes in political, economic or industry conditions, the interest rate environment or conditions affecting the financial and capital markets, which could result in changes to the value of the Company’s assets; the Company’s business prospects and the prospects of its prospective portfolio companies; the impact of investments that the Company expects to make; the impact of increased competition; the Company’s contractual arrangements and relationships with third parties; the dependence of the Company’s future success on the general economy and its impact on the industries in which the Company invests; the ability of the Company’s prospective portfolio companies to achieve their objectives; the relative and absolute performance of the Company’s investment adviser; the Company’s expected financings and investments; the adequacy of the Company’s cash resources and working capital; the timing of cash flows, if any, from the operations of the Company’s prospective portfolio companies; and the impact of future acquisitions and divestitures. Such forward-looking statements may include statements preceded by, followed by or that otherwise include the words “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words. The Company has based the forward-looking statements included in this presentation on information available to us on the date of this presentation, and the Company assumes no obligation to update any such forward-looking statements. Actual results could differ materially from those implied or expressed in the Company’s forward-looking statements for any reason, and future results could differ materially from historical performance. Although the Company undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that are made directly to you or through reports that the Company in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. For a further discussion of factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the annual reports on Form 10-K and quarterly reports on Form 10-Q we file with the SEC. Important Information and Forward Looking Statements

WhiteHorse Finance Snapshot

Company:	WhiteHorse Finance, Inc.
Equity Ticker:	NASDAQ: WHF
Market Cap:	$180.2MM(1)
Credit Rating:	Egan-Jones: BBB / DBRS: BBB (low)
NAV / Share:	$11.82(2)
Portfolio Fair Value:	$569.1MM(2)
Current Dividend Yield:	11.9%(1)(3)
External Manager:	Affiliate of H.I.G. Capital, LLC ("H.I.G. Capital" or "H.I.G.")

(1) Based on shares outstanding of 21,476,471 and share price of $8.39 as of November 6, 2026.
(2) As of September 30, 2026.
(3) Based on annualized $0.25 per share quarterly distribution, excluding special and supplemental distributions, relative to closing share price.

WHITEHORSE FINANCE 2

$180 $272 $404 $415 $412 $441 $470 $590 $691 $819 $760 $696 $642 $579 $569 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 Q3 2026 Overview of WhiteHorse Finance, Inc. 3 Portfolio at Fair Value ($MM) NAV + Cumulative Dividends per share Note: As of December 31st, of each respective year presented, unless otherwise noted. Source: Company filings (1) As of the date of this presentation, based on total capital raised by H.I.G. Capital and affiliates. (2) Includes investments in STRS JV. (3) Based on fair value. Does not include investments in STRS JV.  WhiteHorse Finance, Inc. is a publicly listed Business Development Company (“BDC”) that completed its IPO in December 2012  WhiteHorse Finance’s investment activities are managed by H.I.G. WhiteHorse Advisers, LLC (the “Investment Adviser”), an affiliate of H.I.G. Capital, a leading global alternative asset manager with over $76BN of capital under management(1)  Principally focused on originating senior secured loans to performing lower middle market companies with individual enterprise values generally between $50MM and $350MM  Diversified investment portfolio totaling $569.1MM as of September 30, 2026  Investments across 125(2) positions in 64 portfolio companies as of September 30, 2026 − Average Investment Size(3): $3.7MM (Average Debt Investment Size(3): $5.2MM) − Largest Portfolio Company Investment(3): $20.4MM  Invested $2,945MM in 280 transactions since December 2012 IPO  The Company and State Teachers Retirement System of Ohio (“STRS Ohio”), a public pension fund established under Ohio law, partnered to create WHF STRS Ohio Senior Loan Fund LLC (“STRS JV”), a joint venture formed to invest in directly originated, senior secured first and second lien term loans $15.30 $15.16 $15.04 $13.33 $13.63 $13.98 $15.35 $15.23 $15.23 $15.10 $14.30 $13.63 $12.31 $11.68 $11.82 $0.20 $0.32 $0.46 $0.51 $0.58 $0.82 $0.86 $0.86 $0… $1.53 $2.95 $4.37 $5.79 $7.21 $8.63 $10.05 $11.47 $12.89 $14.31 $15.79 $17.33 $18.74 $19.49 $15.41 $16.69 $17.99 $17.70 $19.42 $21.19 $23.98 $25.48 $27.02 $28.45 $29.12 $30.00 $30.46 $31.27 $32.16 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 Q3 2026 Net asset value Cumulative special dividends paid Cumulative base dividends paid

4 Overview of WhiteHorse Finance, Inc. (continued) Note: As of September 30, 2026, unless otherwise noted. (1) Reflects life-to-date since IPO and may exclude follow-on transactions and investments in STRS JV made via asset transfers in-kind. (2) Across 123 investments. Does not include investments in STRS JV. (3) Reflects weighted average effective yield of income-producing debt investments. Weighted average effective yield for entire portfolio, including equities and investments in STRS JV, as of September 30, 2026, is 8.6%. Weighted average effective yield is computed by dividing (a) annualized interest income (including interest income resulting from the amortization of fees and discounts) by (b) the weighted average cost of investments. (4) Measured at origination based on borrower reporting and WHF’s target underwriting leverage. Does not include investments in STRS JV. (5) Based on fair value. Does not include the Company’s investments in STRS JV.  Generate attractive risk-adjusted returns primarily by originating and investing in senior secured loans to performing lower middle market companies and leveraging the knowledge of H.I.G. Capital  Differentiated proprietary deal flow of 70+ dedicated deal professionals sourcing through direct coverage of financial sponsors and intermediaries  Rigorous credit process focused on fundamental analysis with emphasis on downside protection and cash flow visibility  11-person investment committee with approximately 350 years of industry experience  Investment strategy focused on first lien and second lien senior secured investments in lower middle market companies with a target hold size of $5MM to $25MM Summary Stats: Invested Capital since IPO: $2,945MM(1) Number of Investments Made: ~280(1) Average Investment Size: ~$3.7MM(2) All-in Yield: 11.0%(3) Net Debt / EBITDA of Current Portfolio Companies: ~4.2x(4) Secured Debt as a % of Total Debt: ~99.8%(5) Investment Strategy

5 Summary of Quarterly Results Earnings Summary  Q3 Net Investment Income (“NII”) was $4.4 million, or $0.207 per share, which compares with Q2 NII of $4.7 million, or $0.217 per share.  Q3 Core NII(1), after adjusting for non-recurring expenses was $4.8 million, or $0.224 per share, compared with a quarterly distribution of $0.25 per share. This compares with Q2 Core NII of $4.7 million, or $0.217 per share.  Net realized and unrealized gains on investments and foreign currency transactions for Q3 2026 totaled $2.1 million, primarily driven by markups on Pressurized Holdings, LLC (f/k/a Starco) ($1.3 million), PlayMonster Group, LLC ($0.7 million) and other net markups across the portfolio ($0.8 million), partially offset by an unrealized loss on Arcserve Cayman Topco LP (d/b/a Arcserve (USA), LLC) ($0.7 million). (1) Core net investment income is a non-GAAP financial measure. Refer to next slide for components and discussion of core net investment income. Additional information on core net investment income and a reconciliation of core net investment income to its most directly comparable GAAP financial measure, net investment income, can also be found by accessing the earnings releases posted to the Company’s website at http://www.whitehorsefinance.com. (2) Computed as the annual stated rate of the subordinated notes, based on the subordinated notes outstanding as of the period, and dividends received over the last twelve-month period, based on average capital invested. Portfolio Highlights  Made gross investment deployments of $21.0 million, comprising $14.8 million in two new portfolio companies and $6.2 million in add-ons to five portfolio companies, plus $0.2 million in net revolver fundings.  Received dispositions and principal repayments of $10.0 million, driven by two full realizations from Transervice Logistics, Inc. and PFB Holdco, Inc. Transferred five investments, including KORE Wireless Group Inc., Intermedia Cloud Communications, Inc., Vibration Mountings & Controls, Inc., Trimlite Buyer LLC and MGT Merger Target, LLC, totaling $21.4 million, to STRS JV in exchange for a net investment in STRS JV of $7.2 million as well as cash proceeds of $14.2 million.  The investments in The Kyjen Company, LLC (d/b/a Outward Hound) were restructured and returned to accrual status in Q3 2026.  The weighted average effective yield on income-producing investments was approximately 11.0% at the end of Q3 2026, compared with 10.8% in Q2 2026.  As of September 30, 2026, STRS JV had total assets of $344.1 million. The Company’s return on its investment in STRS JV at the end of Q3 2026 was 13.0%(2). Balance Sheet Update  The Company’s NAV increased to $11.82 per share in Q3 2026 from $11.77 per share in Q2 2026.  Gross leverage decreased in Q3 2026 to 1.29x from 1.30x at Q2 2026. Net leverage as of Q3 2026 was 1.20x, versus 1.19x at Q2 2026. Dividend Policy / Other Events  Declared a quarterly distribution of $0.25 per share, paid on October 5, 2026. Declared a special distribution of $0.17 per share, to be paid on December 10, 2026. On November 9, 2026 declared a quarterly distribution of $0.25 per share to be paid on January 6, 2027.  Announced to voluntarily waive incentive fee on net investment income from its stated annual rate of 20.00% to 17.50% for the fiscal quarter ended December 31, 2026.

Quarterly Operating Highlights

Unaudited Quarterly Financials (USD in MM, except per share data)	Q3 2025	Q4 2025	Q1 2026	Q2 2026	Q3 2026
Total Investment Income[(1)]	**$ 17.7**	**$ 17.3**	**$ 15.9**	**$ 14.4**	**$ 14.8**
Expenses					
Interest Expense	5.8	5.0	5.0	4.8	4.8
Base Management Fees	2.8	2.7	2.6	2.5	2.6
Performance-based Incentive Fees[(2)]	1.5	1.4	1.2	1.0	0.9
Other Expenses	1.5	1.6	1.5	1.4	2.1
Total Expenses	**11.6**	**10.7**	**10.3**	**9.7**	**10.4**
Net Investment Income	**$ 6.1**	**$ 6.6**	**$ 5.6**	**$ 4.7**	**$ 4.4**
Net Realized and Unrealized Gain / (Loss)	(6.7)	1.8	(6.3)	5.7	2.1
Net Increase/(Decrease) in Net Assets from Operations	**$ (0.6)**	**$ 8.4**	**$ (0.7)**	**$ 10.4**	**$ 6.5**
Per Share					
Net Investment Income (NII)	*$ 0.26*	*$ 0.29*	*$ 0.25*	*$ 0.22*	*$ 0.21*
Core NII[(3)]	*$ 0.26*	*$ 0.29*	*$ 0.25*	*$ 0.22*	*$ 0.22*
Net Realized and Unrealized Gain / (Loss)	*$ (0.28)*	*$ 0.08*	*$ (0.28)*	*$ 0.27*	*$ 0.09*
Earnings / (Losses)	*$ (0.02)*	*$ 0.36*	*$ (0.03)*	*$ 0.48*	*$ 0.30*
Dividends Declared	*$ 0.385*	*$ 0.250*	*$ 0.250*	*$ 0.250*	*$ 0.250*
Special Dividends Declared	*$ -*	*$ 0.035*	*$ 0.010*	*$ -*	*$ -*
Core NII Dividend Coverage	*68%*	*115%*	*101%*	*87%*	*90%*

Note: Numbers may not foot due to rounding.

(1) Total investment income includes investment income (e.g., interest and dividends) from investments in STRS JV.

(2) Net of fee waivers, if any.

(3) Core net investment income is a non-GAAP financial measure. The Company believes that core net investment income provides useful information to investors and management because it reflects the Company's financial performance excluding (net of any incentive fee impact) (i) the impact of costs associated with the refinancing of the Company's indebtedness, (ii) the accrual of the capital gains incentive fee attributable to realized and unrealized gains and losses, (iii) certain excise or other income taxes and (iv) certain non-recurring expenses that are one-time in nature and are not representative of ongoing expenses incurred during the Company's normal course of business. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. Additional information on core net investment income and a reconciliation of core net investment income to its most directly comparable GAAP financial measure, net investment income, can be found by accessing the earnings releases posted to the Company's website at http://www.whitehorsefinance.com.

Source: Company filings

WHITEHORSE FINANCE 6

Quarterly Balance Sheet Highlights

Unaudited Quarterly Financials *(USD in MM, except per share data)*	**Q3 2025**	**Q4 2025**	**Q1 2026**	**Q2 2026**	**Q3 2026**
Assets					
Investments at Fair Value	$ 568.4	$ 578.6	$ 543.0	$ 569.2	$ 569.1
Cash and Equivalents[(1)]	45.9	29.7	$ 49.4	$ 28.1	$ 23.1
Other Assets	11.6	6.8	$ 13.7	$ 6.7	$ 14.8
Total Assets	**$ 626.0**	**$ 615.1**	**$ 606.0**	**$ 604.1**	**$ 607.0**
Liabilities					
Debt (net of issuance costs)	323.5	323.8	324.1	324.4	324.8
Other Liabilities	37.3	31.5	31.6	26.9	28.2
Total Liabilities	**$ 360.8**	**$ 355.3**	**$ 355.7**	**$ 351.3**	**$ 353.0**
Total Net Assets	**$ 265.2**	**$ 259.8**	**$ 250.3**	**$ 252.8**	**$ 254.0**
Total Liabilities and Net Assets	**$ 626.0**	**$ 615.1**	**$ 606.0**	**$ 604.1**	**$ 607.0**
Net Asset Value per Share	***$ 11.41***	***$ 11.68***	***$ 11.47***	***$ 11.77***	***$ 11.82***
Leverage Ratio [(2)]	***1.24x***	***1.26x***	***1.31x***	***1.30x***	***1.29x***
Net Leverage Ratio [(3)]	***1.07x***	***1.15x***	***1.12x***	***1.19x***	***1.20x***
Asset Coverage Ratio [(4)]	***180.7%***	***179.1%***	***176.2%***	***177.0%***	***177.3%***

Note: Numbers may not foot due to rounding

(1) Includes Restricted Cash.

(2) Calculated as Total Gross Debt Outstanding divided by Total Net Assets.

(3) Net Leverage Ratio is defined as debt outstanding less cash, divided by total net assets.

(4) Calculated as the sum of Total Net Assets and Total Gross Debt Outstanding divided by Total Gross Debt Outstanding.

WHITEHORSE FINANCE 7

8 Portfolio Highlights Note: Numbers may not foot due to rounding (1) Includes investments to STRS JV. (2) Fundings, exits and repayments may include non-cash transactions (e.g., PIK, equity issuances). (3) Exits and repayments may include sales to STRS JV. Portfolio Highlights Q3 2025 Q4 2025 Q1 2026 Q2 2026 Q3 2026 (USD in MM) Portfolio Activity New Investment Commitments(1) $ 23.2 $ 101.0 $ 30.3 $ 28.9 $ 27.4 Gross Fundings(2) 21.9 79.4 28.1 30.5 23.9 Exits and Repayments(2)(3) (76.8) (72.4) (58.9) (11.0) (27.0) Net Fundings / (Repayments) $ (54.9) $ 7.0 $ (30.8) $ 19.5 $ (3.1) Portfolio Rotation 10.4% 9.4% 8.9% 9.2% 9.9% 6.1% 5.9% 5.3% 5.6% 6.0% 12.3% 11.2% 9.4% N/A 9.6% Weighted Average Spread Over The Applicable Base Rate Of New Floating Rate Investments Weighted Average Interest Rate On Full Investment Realizations Or Repayments Weighted Average Interest Rate On New Investments

Portfolio Highlights 9 Note: Not a guarantee of future performance or investment pace. (1) Does not include investments in STRS JV. (2) Calculated based on funded principal amounts of debt investments. (3) Weighted average effective yield is computed by dividing (a) annualized interest income (including interest income resulting from the amortization of fees and discounts) by (b) the weighted average cost of investments. (4) Weighted average effective yield for entire portfolio, including equities and investments in STRS JV. (5) Includes STRS JV Subordinated Note. Source: Company filings ($ in MM, except per share data) Portfolio Investment Q3 2025 Q4 2025 Q1 2026 Q2 2026 Q3 2026 Total Fair Value of Investments $ 568.4 $ 578.6 $ 543.0 $ 569.2 $ 569.1 Number of Portfolio Investments 125 129 128 131 125 Number of Portfolio Companies 66 68 65 67 64 Average Investment Size(1) $ 3.8 $ 3.7 $ 3.5 $ 3.6 $ 3.7 Average Borrower Size(1) $ 7.1 $ 7.1 $ 6.8 $ 7.0 $ 7.2 Average Debt Investment Size(1) $ 5.2 $ 5.2 $ 4.8 $ 4.9 $ 5.2 Fair Value as a Percentage of Principal(1)(2) 92.1% 94.6% 94.0% 94.5% 95.3% Total Portfolio Effective Yield(3) Q3 2025 Q4 2025 Q1 2026 Q2 2026 Q3 2026 Weighted average effective yield on income-producing investments(1) 11.6% 11.0% 10.8% 10.8% 11.0% Weighted average effective yield on total portfolio(4) 9.5% 9.1% 8.7% 8.8% 8.7% Portfolio Composition - Floating vs. Fixed Investments (Debt Investments at Fair Value)(1) Q3 2025 Q4 2025 Q1 2026 Q2 2026 Q3 2026 Percentage of fixed rate investments 0.9% 1.3% 1.4% 1.4% 1.4% Percentage of floating rate investments 99.1% 98.7% 98.6% 98.6% 98.6% Portfolio Composition - Sponsor vs. Non-Sponsor (Fair Value)(1) Q3 2025 Q4 2025 Q1 2026 Q2 2026 Q3 2026 Sponsor 65.3% 65.5% 61.8% 60.3% 58.2% Non-Sponsor 34.7% 34.5% 38.2% 39.7% 41.8% Total Portfolio Composition by Instrument Type (Fair Value) Q3 2025 Q4 2025 Q1 2026 Q2 2026 Q3 2026 First lien secured loans 74.7% 74.3% 72.7% 72.7% 70.7% Second lien secured loans 0.6% 0.8% 0.9% 0.9% 0.9% Subordinated debt 0.2% 0.2% 0.2% 0.2% 0.2% STRS JV 18.6% 18.3% 19.5% 19.1% 20.3% Equity 5.9% 6.3% 6.7% 7.1% 7.9% Investments on Non-Accrual Status (Debt Investments) Q3 2025 Q4 2025 Q1 2026 Q2 2026 Q3 2026 Fair Value of Investments on Non-accrual Status $ 11.5 $ 10.6 $ 14.4 $ 15.1 $ 8.1 Cost of Investments on Non-accrual Status $ 31.9 $ 19.7 $ 29.6 $ 29.9 $ 18.2 % of Investments on Non-accrual Status (Based on Fair Value of Debt Investments)(5) 2.2% 2.0% 3.0% 3.0% 1.6% % of Investments on Non-accrual Status (Based on Cost of Debt Investments)(5) 5.9% 3.7% 5.9% 5.8% 3.6%

Portfolio Trends Historical Portfolio Trends 10 % Floating and % Fixed (Based on Fair Value) % Instrument Type (Based on Fair Value) % Sponsored / Non-Sponsored (Based on Fair Value) % Non-Accruals (Based on Cost of Investments)(1)(2)(3) Note: As of end of each year/quarter presented, unless otherwise noted; percentages may not add up to 100% due to rounding. Not a guarantee of future performance or investment pace. (1) Based on amortized cost of total investments, including STRS JV. (2) BDC Peer Average includes approximately 10-15 publicly traded BDCs with total investments > $500 million & < $1.5 billion. BDC Industry Weighted Average and BDC Industry Median includes approximately 40 publicly traded BDCs. Data is sourced from Raymond James and Company filings as of September 30, 2026. Weighted averages are based on non-accruals as a percentage of amortized cost across total investments. (3)The Company’s Q3 2026 non-accruals is not an indication that the Company performed better than any of the three other measurements during such quarter. 99.9% 100.0% 100.0% 99.8% 99.6% 99.6% 99.1% 98.7% 98.7% 98.6% 0.1% 0.2% 0.4% 0.4% 0.9% 1.3% 1.3% 1.4% 0.0% 20.0% 40.0% 60.0% 80.0% 100.0% 2017 2018 2019 2020 2021 2022 2023 2024 2025 Q3 2026 Floating Fixed 52% 77% 81% 85% 85% 80% 78% 74% 71% 39% 21% 11% 4% 3% 3% 1% 1% 1% 9% 3% 3% 3% 3% 2% 4% 6% 8% 6% 7% 9% 15% 17% 18% 20% 0% 20% 40% 60% 80% 100% 2017 2018 2019 2020 2021 2023 2024 2025 Q3 2026 % First Lien Loans % Second Lien Loans % Equity STRS JV % Subordinated 32% 44% 53% 58% 67% 62% 65% 67% 66% 58% 68% 56% 47% 42% 33% 38% 35% 33% 34% 42% 0.0% 20.0% 40.0% 60.0% 80.0% 100.0% 2017 2018 2019 2020 2021 2022 2023 2024 2025 Q3 2026 Sponsor Non-Sponsor 2.1% 2.9% 0.0% 5.2% 10.0% 3.2% 5.2% 5.0% 3.1% 3.3% 3.5% 3.3% 3.5% 4.4% 3.2% 4.0% 2.8% 2.1% 2.6% 3.2% 2.4% 2.5% 3.3% 2.2% 2.6% 2.7% 3.0% 3.3% 2.6% 3.2% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% WHF BDC Peer Average BDC Industry Weighted Average BDC Industry Median

Investment Performance Ratings 11 Investment Performance Ratings (% of Portfolio at Fair Value) Rating 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 Q1 2026 Q2 2026 Q3 2026 1 6.3% 2.3% 22.2% 15.4% 8.6% 18.3% 11.0% 4.7% 4.5% 4.0% 14.4% 2 100.0% 92.4% 100.0% 90.3% 87.0% 83.9% 80.1% 83.3% 61.1% 74.7% 66.2% 59.4% 61.5% 81.2% 83.8% 82.6% 70.4% 3 7.6% 7.9% 13.0% 16.1% 13.6% 13.1% 15.0% 8.9% 22.2% 19.2% 20.1% 7.9% 6.2% 8.4% 10.2% 4 0.0% 0.0% 0.0% 0.6% 1.0% 3.0% 0.9% 6.1% 2.7% 2.8% 2.5% 3.3% 5 1.8% 0.0% 1.3% 1.1% - - 2.2% 1.3% 3.5% 2.7% 2.5% 1.7% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% Investment Performance Rating Definitions Rating Definition 1 The portfolio company's risk of loss has been reduced relative to initial expectations. 2 The portfolio company is meeting initial expectations with regard to performance and outlook. 3 The investment's risk of loss has increased relative to initial expectation. 4 Investment principal is at a material risk of not being fully repaid. 5 Investment is in payment default and has significant risk of not receiving full repayment.

12 Note: As of September 30, 2026, unless otherwise noted; percentages may not add up to 100% due to rounding. (1) Does not include investments in STRS JV. Industry classifications based on GICS. Composition by Borrower (Based on Fair Value) Composition by Industry(1) (Based on Fair Value) Borrower and Industry Diversity ~99.8% of WHF loans are senior secured 20.3% 3.6% 3.4% 3.2% 2.7% 2.6% 2.6% 2.5% 2.4% 2.4% 54.3% STRS JV ABB/Con-cise Optical Group LLC Telestream Holdings Corporation FPT Operating Company, LLC GTT Communications Global, LLC Sklar Holdings, Inc. Motivational Marketing, LLC Texas Express Wash, LLC Zephyr Buyer, L.P. Leviathan Intermediate Holdco, LLC Other STRS JV 8.5% 6.9% 6.2% 5.6% 5.1% 4.5% 4.3% 4.0% 3.5% 3.6% 3.9% 3.5% 40.4% Transaction & Payment Processing Services Specialized Consumer Services Systems Software Education Services Application Software Health Care Supplies Technology Hardware, Storage & Peripherals Leisure Products Home Furnishings Diversified Support Services Interactive Media & Services Office Services & Supplies Other

Yield & Interest Rate Economic Analysis 13 (1) Weighted average effective yield is computed by dividing (a) annualized interest income (including interest income resulting from the amortization of fees and discounts) by (b) the weighted average cost of investments. (2) Income yield is calculated as the actual amount earned on earning investments, including interest and recurring fee income, but excluding amortization of capitalized fees and discounts. (3) Calculated as (a) effective yield less (b) weighted average cost of debt. (4) The weighted average cost of debt is calculated as (a) the actual amount of expenses incurred on debt obligations divided by (b) the daily average of total debt obligations. (5) The base reference rate represents the weighted average base rate for the quarter applied on the 2025 CLO Notes and JPM Revolving Credit Facility borrowings. 9.1% 9.2% 9.9% 11.4% 12.6% 13.2% 13.4% 13.6% 13.7% 13.7% 13.8% 13.1% 12.5% 12.1% 11.9% 11.6% 11.0% 10.8% 10.8% 11.0% 8.6% 8.8% 9.4% 10.8% 12.1% 12.6% 12.9% 13.1% 13.2% 13.2% 13.2% 12.5% 12.0% 11.6% 11.4% 11.1% 10.5% 10.4% 10.4% 10.4% 5.7% 5.7% 5.9% 6.8% 7.1% 7.1% 7.1% 7.1% 7.2% 7.2% 7.4% 6.8% 6.4% 6.3% 6.2% 6.1% 5.5% 5.5% 5.6% 5.8% 3.4% 3.5% 4.0% 4.6% 5.5% 6.1% 6.3% 6.5% 6.5% 6.5% 6.4% 6.3% 6.1% 5.8% 5.7% 5.5% 5.5% 5.3% 5.2% 5.2% 0.2% 0.3% 0.9% 2.1% 3.7% 4.8% 5.0% 5.3% 5.4% 5.4% 5.3% 5.2% 4.8% 4.4% 4.2% 4.3% 4.1% 3.8% 3.7% 3.7% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% Q4'21 Q1'22 Q2'22 Q3'22 Q4'22 Q1'23 Q2'23 Q3'23 Q4'23 Q1'24 Q2'24 Q3'24 Q4'24 Q1'25 Q2'25 Q3'25 Q4'25 Q1'26 Q2'26 Q3'26 Effective Yield⁽¹⁾ Income Yield⁽²⁾ Net Investment Spread⁽³⁾ Weighted Average Cost of Debt⁽⁴⁾ Base reference rate⁽⁵⁾

Effective Yield & Dividend Coverage Debt Portfolio Effective Yield and Borrower Leverage(1) From IPO to September 30, 2026 14 Core NII(2) to Dividend Coverage(3) Note: Amounts may not foot due to rounding. (1) Portfolio leverage is based on investment leverage at inception. (2) Core net investment income is a non-GAAP financial measure. The Company believes that core net investment income provides useful information to investors and management because it reflects the Company's financial performance excluding (net of any incentive fee impact) (i) the impact of costs associated with the refinancing of the Company's indebtedness, (ii) the accrual of the capital gains incentive fee attributable to realized and unrealized gains and losses, (iii) certain excise or other income taxes and (iv) certain non-recurring expenses that are one-time in nature and are not representative of ongoing expenses incurred during the Company’s normal course of business. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. Additional information on core net investment income and a reconciliation of core net investment income to its most directly comparable GAAP financial measure, net investment income, can be found by accessing the earnings releases posted to the Company’s website at http://www.whitehorsefinance.com. (3) Does not include special or supplemental dividends. Source: Company filings Covered by $0.09 Covered by $0.12 Covered by $0.10 Covered by $0.10 Covered by $0.07 Covered by $0.08 Covered by $0.01 Covered by $0.01 Missed by $0.05 Missed by $0.10 Missed by $0.11 Missed by $0.13 Covered by $0.04 Covered by $0.00 Missed by $0.03 Missed by $0.03 2.8x 2.4x 4.1x 3.4x 3.4x 2.1x 4.5x 3.0x 3.8x 2.3x 3.1x 2.7x 3.0x 3.6x 2.9x 3.4x 3.2x 3.5x 3.4x 3.4x 3.2x 3.3x 3.3x 3.5x 3.6x 3.6x 3.6x 3.6x 3.7x 3.8x 3.7x 3.8x 4.0x 4.1x 4.1x 4.1x 4.0x 4.1x 4.1x 4.1x 4.1x 4.1x 4.1x 4.2x 4.1x 4.1x 4.1x 4.1x 4.2x 4.2x 4.2x 4.2x 4.2x 4.2x 4.2x Borrower Leverage through WHF Security Effective Yield

NAV Per Share Bridge 15 Note: Numbers may not foot due to rounding. (1) Includes the impact of different share amounts as a result of calculating certain per share data based on weighted average shares outstanding during the period and certain per share data based on the shares outstanding at the end of the period and as of the dividend record date. Core net investment income is a non-GAAP financial measure. The Company believes that core net investment income provides useful information to investors and management because it reflects the Company's financial performance excluding (net of any incentive fee impact) (i) the impact of costs associated with the refinancing of the Company's indebtedness, (ii) the accrual of the capital gains incentive fee attributable to realized and unrealized gains and losses, (iii) certain excise or other income taxes and (iv) certain non-recurring expenses that are one-time in nature and are not representative of ongoing expenses incurred during the Company’s normal course of business. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. Additional information on core net investment income and a reconciliation of core net investment income to its most directly comparable GAAP financial measure, net investment income, can be found by accessing the earnings releases posted to the Company’s website at http://www.whitehorsefinance.com. Source: Company filings

Net Asset Value Trends 16 *As a supplement to GAAP financial measures, the Company has provided this non-GAAP measure. The Company believes that this non-GAAP financial measure is useful as it highlights the changes in NAV per share of common stock for each quarter excluding the impact of special dividends that were paid and shows the pro forma to the Company’s NAV per share after payment of regular distributions. Net Asset Value Per Share 15.43 15.55 15.56 14.81 14.21 13.13 12.54 12.69 15.00 15.30 15.16 15.04 13.33 13.63 13.98 15.35 15.23 15.23 15.10 14.30 13.63 12.31 11.68 11.82 $0.00 $2.00 $4.00 $6.00 $8.00 $10.00 $12.00 $14.00 $16.00 $18.00 Net Asset Value If No Special or Supplemental Dividends Were Paid

Leverage Migration 17 Note: Numbers may not foot due to rounding. ($ in MM) Leverage Ratio: 1.29x Leverage Ratio: 1.30x Driven by net realized and unrealized gains

Note: As of end of each quarter presented, unless otherwise noted. Not a guarantee of future performance or investment pace. (1) As of September 30, 2026, WHF had $3.7MM of deferred debt issuance costs. (2) In June 2025, the Company completed a $298.15 million term debt securitization, of which the 2025 Senior CLO Notes, totaling $174.0 million were issued through a private placement. The Class B Notes, Class C Notes and 2025 Subordinated CLO Notes are fully retained by the Company and eliminated upon consolidation. (3) Gross leverage excluding cash. 3 Current Debt Outstanding (as of September 30, 2026) ($ in MM) Commitment Outstanding(1) Weighted Average Interest Rate Maturity Revolving Credit Facility $50.0 $0.0 S+2.250% payable quarterly 2030 2025 Senior Secured CLO Notes(2) $174.0 $174.0 S+1.700% payable quarterly 2037 5.375% 2026 Notes $10.0 $10.0 5.375% payable semi-annually; Unsecured 2026 4.000% 2026 Notes $75.0 $75.0 4.000% payable semi-annually; Unsecured 2026 5.625% 2027 Notes $10.0 $10.0 5.625% payable semi-annually; Unsecured 2027 4.250% 2028 Notes $25.0 $25.0 4.250% payable semi-annually; Unsecured 2028 7.875% 2028 Notes (NASDAQ: WHFCL) $34.5 $34.5 7.875% payable quarterly; Unsecured 2028 Total Debt $378.5 $328.5 5.3% weighted average cost of debt Total Shareholders’ Equity/Net Assets $254.0 NA Funding Profile Gross Debt to Equity(3) 1.25x-1.35x Target Leverage 18 1.38x 1.36x 1.23x 1.27x 1.34x 1.30x 1.32x 1.25x 1.23x 1.26x 1.16x 1.20x 1.24x 1.30x 1.34x 1.24x 1.26x 1.31x 1.30x 1.29x 0.00x 0.20x 0.40x 0.60x 0.80x 1.00x 1.20x 1.40x Q4'21 Q1'22 Q2'22 Q3'22 Q4'22 Q1'23 Q2'23 Q3'23 Q4'23 Q1'24 Q2'24 Q3'24 Q4'24 Q1'25 Q2'25 Q3'25 Q4'25 Q1'26 Q2'26 Q3'26 Debt/ Equity

19 Appendix

Regional Direct Origination Footprint

Origination Footprint

- Scope of H.I.G. WhiteHorse market coverage results in consistent investment activity levels regardless of market conditions
- Dedicated direct lending team of 70+ investment and origination professionals
- Regional footprint with 20 dedicated direct lending originators in 13 North American offices
- Global platform of 500+ investment professionals across 17 offices in 9 countries and 3 continents
- Additional 25+ generalist business development professionals dedicated to sourcing proprietary opportunities in the lower to middle market


Alaska
(Calgary)
(Winnipeg)
San Francisco
Los Angeles
Dallas
Chicago
Cincinnati
Nashville
Atlanta
Boston
Stamford
New York
Washington, D.C.
Boca Raton
Miami
Existing offices with senior originators
Headquarters of a current portfolio company

Headcount data as of September 30, 2026.

WHITEHORSE FINANCE 20

Note: As of end of each quarter presented, unless otherwise noted. Not a guarantee of future performance or investment pace. (1) As of September 30, 2026 STRS JV had $2.0MM of deferred debt issuance costs. 3 STRS JV Key Terms and Funding Profile Key Terms  WHF and STRS Ohio have committed to provide up to $175 million in subordinated notes and equity to STRS JV, with STRS Ohio providing $60 million and WHF providing $115 million  WHF and STRS Ohio share voting control 50%/50%  Equity ownership of 65.71% WHF and 34.29% STRS  An affiliate of H.I.G. provides day-to-day administrative oversight Current Debt Outstanding (as of September 30, 2026) ($ in MM) 21 ($ in MM) Commitment Outstanding(1) Weighted Average Interest Rate Maturity Revolving Credit Facility $262.5 ($75 Accordion Feature) $163.2 S+2.25% payable quarterly 2029 Subordinated Note $140.0 $140.0 S+6.50% payable quarterly N/A Total Debt $402.5 $303.2 8.0% weighted average cost of debt Equity $35.0 $36.0 N/A N/A

22 Note: As of September 30, 2026, unless otherwise noted; percentages may not add up to 100% due to rounding. (1) Industry classifications based on GICS. Composition by Borrower (Based on Fair Value) Composition by Industry(1) (Based on Fair Value) 100% of STRS JV loans are senior secured STRS JV Borrower and Industry Diversity 5.2% 4.2% 4.1% 4.1% 4.0% 3.8% 3.7% 3.7% 3.6% 3.5% 60.1% Marlin DTC-LS Midco 2, LLC Meta Buyer LLC Juniper Landscaping Holdings LLC AB Centers Acquisition Corporation Drew Foam Companies Inc RCKC Acquisitions LLC Forward Solutions, LLC Quest Events, LLC Pirtek Holdco, LLC Apollon Holdings, LLC Other 10.5% 9.0% 8.9% 8.1% 5.7% 5.3% 5.5% 5.6% 5.2% 4.1% 3.5% 3.0% 25.6% IT Consulting & Other Services Environmental & Facilities Services Diversified Support Services Building Products Advertising Construction & Engineering Paper & Plastic Packaging Products & Materials Personal Care Products Broadline Retail Health Care Facilities Asset Management & Custody Banks Household Products Other

Origination Pipeline Funnel[(1)]

Three tier sourcing platform, generating meaningful investable opportunities for WhiteHorse Finance

Approximately 70 WhiteHorse deal professionals dedicated to sourcing and underwriting for WHF

\+

20+ person business development team seeks opportunities from H.I.G.'s proprietary database of over 21,000 contacts (telephonic salesforce)

\+

Deals being sourced by over 500 Investment Professionals across H.I.G.'s platform

Typical Underwriting Process: 3-6 months	**Total**	**% of Sourced**
Opportunities Reviewed	**14,617**	*100.0%*
Initial Due Diligence	**3,283**	*21.9%*
Term Sheets Delivered	**833**	*5.5%*
Closed Transactions	**326**	*2.2%*

- With access to H.I.G. Capital's extensive sourcing network, the Company is able to capitalize on attractive self-originated lower middle market transactions as compared to the broadly syndicated market
- Directly originated loans to lower middle market companies typically generate more attractive risk-adjusted returns relative to larger, broadly syndicated credits

(1) Origination Pipeline figures reflect 2014 through September 30, 2026.

WHITEHORSE FINANCE 23

24 Corporate Data